UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Powerwave Technologies, Inc. (the “Company”) and its subsidiaries, Powerwave Comtek, Inc. (“Comtek”) and Powerwave Technologies Sweden AB (“Powerwave Sweden”) are parties to a Revolving Trade Receivables Purchase Agreement by and among the Company, Comtek, Powerwave Sweden, the several banks and other financial institutions named therein as “Purchasers” from time to time (the “Purchasers”) and Deutsche Bank AG, New York Branch, as Administrative Agent (the “Receivables Purchase Agreement”). The Receivables Purchase Agreement provides for a receivables sales facility pursuant to which certain trade receivables are sold to a group of banks, which group currently includes Deutsche Bank AG, New York Branch.

On May 15, 2008, the Company, Comtek, Powerwave Sweden and the Purchasers entered into an amendment to the Receivables Purchase Agreement (the “Amendment.”) In the Amendment, the parties agreed to: (i) extend the facility termination date to May 15, 2009; and (ii) change the index which forms the basis for interest under the Receivables Purchase Agreement from the Federal Funds Rate to LIBOR.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2008	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer